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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER


We hereby consent to the references to us under the headings "Principal Properties" and "Oil and Gas Reserves" in the Annual Report on Form 10-K of Paddock Lindstrom & Associates Ltd. for the year ended December 31, 1996.


                                            PADDOCK LINDSTROM & ASSOCIATES LTD.


                                               /s/ L.K. LINDSTROM
                                            By _____________________________
                                               L.K. Lindstrom, P. Eng.
                                               President

Calgary, Alberta
March 20, 1997